Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of VTEX of our report dated February 25, 2025 relating to the financial statements of VTEX, which appears Form 20-F for the year ended December 31, 2024 of VTEX.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
Rio de Janeiro, Brazil
May 9, 2025.